EXHIBIT 1


         SANDELL ASSET MANAGEMENT FILES PRELIMINARY PROXY STATEMENT FOR
                                 INFOSPACE, INC.


   Seeks Minority Board Representation On Behalf Of All InfoSpace Shareholders


NEW YORK, NY, APRIL 16, 2007 - Sandell Asset Management Corp. ("Sandell") today filed a preliminary proxy statement with the Securities and Exchange Commission in connection with its planned solicitation of proxies for the May 31, 2007 Annual Meeting of Shareholders of InfoSpace, Inc. (NasdaqGS: INSP). As InfoSpace's largest shareholder, owning approximately 8.8% of its outstanding shares, Sandell is seeking support from all InfoSpace shareholders to elect its three highly qualified and independent nominees in order to establish strong shareholder representation on InfoSpace's Board of Directors.

In its preliminary proxy statement, Sandell cited the following key reasons why change is needed at InfoSpace and why shareholders should support our Slate of
Nominees:

     o DRAMATIC SHARE PRICE UNDERPERFORMANCE - Over the past two years, under the watch of the current Board of Directors, InfoSpace shares have declined 45%, destroying $730 million of shareholder value, during a very healthy broad equity market and internet/technology investment environment.

     o QUESTIONABLE MANAGEMENT DECISION-MAKING - We believe the poor share price performance can be traced to management missteps including misallocation of cash flow into businesses with poor fundamentals and failure to maximize existing assets. The current board has presided over this destruction of value and has either approved or acquiesced in the decision making and capital allocation that we believe led to these results.

     o DETERIORATING FINANCIAL RESULTS - InfoSpace's operating income (excluding restructuring charges and stock-based compensation) has deteriorated steadily since the end of 2004, despite positive organic and acquisition related revenue growth. We believe that this poor performance has been caused by 1) investment in a risky, and ultimately failed, mobile growth strategy, 2), failure to maximize profitability and drive growth at Online and 3) complacency over costs and poor internal controls.

         As the Company's largest shareholder, we believe that the addition of new qualified and independent shareholder-nominated directors is necessary to help make critical structural, financial and strategic decisions over the next year. Specifically, if elected, our Nominees intend to urge the Board to execute the following initiatives:


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     o   REVIEW COMPOSITION OF ASSETS - IMMEDIATE SALE OF THE REMAINING MOBILE
         BUSINESS, FOCUS ON ONLINE SEGMENT, MAXIMIZE USE OF NOLS - We believe that the ideal strategy involves a sale of the mobile business and bolstering the operations of the highly profitable and cash generative online business, simultaneously maximizing the value of the company's NOLs. We believe that there are several parties who would be interested in acquiring the mobile business for values well in excess of that implied by the current share price. Our nominees would push for the immediate retention of an investment bank to accomplish this strategic review.

     o RETURN OF CAPITAL - THE COMPANY DOES NOT HAVE A SUITABLE USE FOR ITS GREATER THAN $400 MILLION OF CASH AND A SUBSTANTIAL PORTION OF THIS CAPITAL SHOULD BE RETURNED TO SHAREHOLDERS - We remain concerned that as long as the cash remains on the balance sheet, there is a tangible risk that it will be spent on risky acquisitions. Our nominees would work expeditiously with the current board and financial advisors to determine an optimal plan for immediate return of a substantial portion of the $400 million cash balance through stock repurchases and distributions. The company's management frequently pays lip service to a capital return strategy, but the time for deliberation is past and decisive action should be taken immediately.

     o COST CUTTING - THE CONGLOMERATE STYLE CORPORATE STRUCTURE RESULTS IN UNNECESSARY EXPENSE AND DUPLICATIVE ADMINISTRATIVE LAYERS - We believe that InfoSpace is burdened with a sub-optimal expense structure that masks the true profitability of the Online segment. Once the mobile business is sold, our nominees would work aggressively to simplify the corporate structure, eliminate duplicative management layers and provide a more balanced incentive-based compensation structure company-wide.

         We are confident that our Nominees would, if elected, help bring more accountability, focus and discipline to the way InfoSpace is managed. Our Nominees are committed to confronting more effectively the critical issues and decisions facing the Company and, if elected, will seek to ensure that the company delivers on its opportunities to enhance long-term shareholder value for all shareholders.

         We believe that our Nominees are well suited to help create significant shareholder value at InfoSpace. Our Nominees are committed to acting in the best interests of all shareholders. We believe that your voice in the future of InfoSpace can best be expressed through the election of our Nominees.

ABOUT SANDELL ASSET MANAGEMENT CORP.

         Sandell Asset Management Corp. (and affiliated companies), based in New York, NY, is an investment management firm founded by Thomas E. Sandell that focuses on



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corporate event driven investing worldwide. Sandell often will take an "active involvement" in facilitating financial or organizational improvements that will accrue to the benefit of shareholders.


                                     # # #

THIS PRESS RELEASE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESS RELEASE, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF SANDELL ASSET MANAGEMENT CORP. (COLLECTIVELY WITH THE FUNDS AND ACCOUNTS UNDER ITS MANAGEMENT, THE "SANDELL GROUP"), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO INFOSPACE, INC. (THE "ISSUER").

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE SANDELL GROUP ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

MEMBERS OF THE SANDELL GROUP RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME, AS THEY DEEM APPROPRIATE. THE SANDELL GROUP DISCLAIMS ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THIS PRESS RELEASE DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. UNDER NO CIRCUMSTANCES IS THIS PRESS RELEASE TO BE USED OR CONSIDERED AS AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY. MEMBERS OF THE SANDELL GROUP CURRENTLY OWN AN AGGREGATE OF APPROXIMATELY 8.8% OF THE OUTSTANDING COMMON STOCK OF THE ISSUER. THE SANDELL GROUP INCLUDES FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING - BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE MEMBERS OF THE SANDELL GROUP FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.

SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF ITS AFFILIATES AND NOMINEES (COLLECTIVELY, THE "PARTICIPANTS") FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 2006 RELATING TO THEIR SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE ISSUER WITH RESPECT TO THE 2007 ANNUAL MEETING OF SHAREHOLDERS. THE PRELIMINARY PROXY STATEMENT CONTAINS DETAILED INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES. THE SANDELL GROUP INTENDS TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE SHAREHOLDERS OF THE ISSUER FOR USE AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF THE ISSUER WHEN AND IF COMPLETED BECAUSE THEY WILL CONTAIN




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IMPORTANT  INFORMATION.  WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND
FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF THE ISSUER AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MACKENZIE
PARTNERS    BY    TELEPHONE    AT     1-800-322-2885    OR    BY    E-MAIL    AT
PROXY@MACKENZIEPARTNERS.COM.